SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2005

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

In connection with the appointment of Joseph H. Cromarty as President – Eastern Region of Boston Private Financial Holdings, Inc. (the “Company”), the Company and Mr. Cromarty entered into a Non-Solicitation/Non-Accept and Confidentiality Agreement and Release (the “Non-Solicitation Agreement”) and a Change in Control Protection Agreement (the “Change in Control Agreement”).

Pursuant to the Non-Solicitation Agreement, Mr. Cromarty agrees to keep confidential certain confidential information, including information relating to the business and affairs of the Company. Mr. Cromarty further agrees not to solicit employees or customers of the Company or advise any business that competes with the Company during Mr. Cromarty’s employment with the Company and for a period ending on the second anniversary of his termination of employment with the Company.

Pursuant to the Change in Control Agreement, in the event that Mr. Cromarty’s employment with the Company is terminated for any reason other than certain reasons set forth in the Change of Control Agreement (such reasons include actions typically considered to give rise to a “for cause” dismissal, death, disability or retirement) or is terminated by Mr. Cromarty for “good reason” (as such term is defined in the Change of Control Agreement) within two (2) years after a “change in control” (defined below), Mr. Cromarty is entitled to (i) an amount equal to 2.99 times the total of Mr. Cromarty’s current salary plus the average bonus for the three (3) most recent taxable years preceding the change of control; (ii) a pro-rata bonus for the year in which he was terminated; and (iii) medical and all other benefits under the Company’s benefit plans through 2.99 years following a change in control or until such time as Mr. Cromarty becomes eligible for coverage under another group benefit plan. In addition, any outstanding unvested stock options and restricted awards granted pursuant to the Company’s incentive plans become immediately exercisable or otherwise vested. A “change of control” is defined generally as the acquisition of 25% or more of the voting power of the Company; the members of the Company’s board of directors (the “Board”) fail to constitute at least a majority of the Board; the reorganization, merger, consolidation or sale or other transfer of all or substantially all of the assets of the Company that has specified effects on the control of the Company; or approval by the stockholders of a complete liquidation or dissolution of the Company.

The information contained in this report on Form 8-K, including Exhibit 10.1 and Exhibit 10.2, should not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless otherwise specified.

Item 9.01 Exhibits

(c)	Exhibits.

10.1	Non-Solicitation/Non-Accept and Confidentiality Agreement and Release.

10.2	Change in Control Protection Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: March 1, 2005	By:	/s/ Robert J. Whelan
	Name:	Robert J. Whelan
	Title	Chief Financial Officer